UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2004

Commission File Number 001-31657

ARENA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                      73-1596109

(State or other jurisdiction of                                                           (I.R.S. Employer

Incorporation or organization)                                                          Identification No.)

4920 South Lewis Street, Suite 107

Tulsa, Oklahoma 74105

(Address of principal executive officers)

(918) 747-6060

(Issuer’s telephone number)

On May 18, 2004 the Company filed a Form 8-K to report the acquisition of its interest in the East Hobbs San Andres Property mineral lease in Lea County, New Mexico (“East Hobbs Unit”).  On May 27, 2004 the Company filed Amendment No. 1 to the Form 8-K to defer inclusion of the results of operations attributable to this acquisition until the actual date of acquisition (May 7, 2004), rather than the “effective” date of acquisition (March 1, 2004).

This Amendment No. 2 to Form 8-K reflects the impact of the Company’s removing approximately 3.4 million barrels of oil equivalent (“BOE”) from the Company’s original internal estimate of proven oil and gas reserves attributable to the East Hobbs Unit.

Item 2 – Acquisition or Disposition of Assets

On May 7, 2004, the Company consummated a transaction pursuant to which it acquired an 82.24% working interest, 67.60% net revenue interest, in the East Hobbs San Andres Property mineral lease (“East Hobbs”) located in Lea County, New Mexico.  The East Hobbs lease was acquired primarily from EnerQuest Oil and Gas, Ltd., an unaffiliated company.  Although the Purchase and Sales Agreement transferred the revenue and the related operating costs from East Hobbs to Arena beginning March 1, 2004, Arena did not control the property interests until May 7, 2004.  As a result, the acquisition date for accounting purposes was May 7, 2004 and the operations of East Hobbs’ operations will be included in the results of operations of Arena from May 7, 2004. Revenues and operating costs for the months of March and April have been estimated and treated as adjustments to the purchase price. Those es timates are subject to adjustment when actual information is available; thus, the purchase price and the allocation of the purchase price are subject to refinement.

East Hobbs is comprised of 20 operating oil and gas wells that were unitized into one lease prior to the acquisition. The Company purchased East Hobbs for its current production and cash flow, as well as for the drilling and secondary recovery opportunities from the property. The purchase price was $10,036,440 and consisted of $10,008,440 of cash and $28,000 of estimated acquisition costs. The acquisition was funded through the use of a credit facility and bridge financing, secured from MidFirst Bank.

Item 7 – Financial Statements and Exhibits

ARENA RESOURCES, INC.

EAST HOBBS SAN ANDRES PROPERTY INTERESTS ACQUIRED

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed balance sheet has been prepared as though the acquisition of East Hobbs and the related financing had occurred on March 31, 2004 and the unaudited pro forma condensed statements of operations have been prepared to present the operations of the Company for the three months ended March 31, 2004 and for the year ended December 31, 2003 as though the acquisition of East Hobbs and the related financing had occurred at the beginning of each of those periods. The unaudited pro forma financial information is illustrative of the effects of the acquisition on operations of the Company and does not necessarily reflect the results of operations that would have resulted had the acquisition actually occurred at those dates. In addition, the pro forma financial information is not necessarily indicative of the results that may be expected for the year ending December 31, 2004, or any other period.

ARENA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

MARCH 31, 2004

	Arena	East Hobbs
	Historical	Property		Pro Forma
ASSETS
Current Assets
Cash	$ 1,238,282	$ -		$ 1,238,282
Account receivable	424,515	187,221	(1)	611,736
Short-term investments	25,234	-		25,234
Prepaid expenses	32,526	-		32,526
Total Current Assets	1,720,557	187,221		1,907,778
Property and Equipment, Using Full Cost Accounting
Oil and gas properties subject to amortization	8,866,225	9,983,302	(1)	18,849,527
Drilling advances	244,795	-		244,795
Equipment	48,480	-		48,480
Office equipment	36,424	-		36,424
Total Property and Equipment	9,195,924	9,983,302		19,179,226
Less: Accumulated depreciation and amortization	(611,309)	-		(611,309)
Net Property and Equipment	8,584,615	9,983,302		18,567,917
Deferred Offering Costs	245,660	-		245,660

Total Assets	$ 10,550,832	$ 10,170,523		$ 20,721,355

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$ 194,366	$ 101,636	(1)	$ 296,002
Accrued liabilities	43,413	28,000	(1)	71,413
Put option	2,905	-		2,905
Short-term note payable	-	2,000,000	(1)	2,000,000
Total Current Liabilities	240,684	2,129,636		2,370,320
Long-Term Liabilities
Notes payable	-	8,008,440	(1)	8,008,440
Notes payable to related parties	400,000	-		400,000
Asset retirement liability	619,496	32,447	(1)	651,943
Deferred income taxes	861,273	-		861,273
Total Long-Term Liabilities	1,880,769	8,040,887		9,921,656
Stockholders' Equity
Common stock	7,167	-		7,167
Additional paid-in capital	7,019,494	-		7,019,494
Options and warrants outstanding	810,340	-		810,340
Retai	592,378	-		592,378
Total Stockholders’ Equity	8,429,379	-		8,429,379

Total Liabilities and Stockholders' Equity	$ 10,550,832	$ 10,170,523		$ 20,721,355

See the accompanying notes to unaudited pro forma condensed financial information.

ARENA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2004

	Arena	East Hobbs
	Historical	Property		Pro Forma

Oil and Gas Revenues	$ 1,200,400	$ 613,006	(2)	$ 1,813,406

Costs and Operating Expenses
Oil and gas production costs	316,290	129,533	(2)	445,823
Oil and gas production taxes	78,707	57,035	(2)	135,742
Depreciation, depletion and amortization	97,555	55,069	(3)	152,624
General and administrative expense	178,202	-		178,202

Total Costs and Operating Expenses	670,754	241,637		912,391

Other Income (Expense)
Accretion expense	(12,295)	(772)	(4)	(13,067)
Interest expense	(9,113)	(86,562)	(5)	(95,675)

Net Other Expense	(21,408)	(87,334)		(108,742)

Income Before Provision for Income Taxes	508,238	284,035		792,273

Provision for Deferred Income Taxes	189,508	107,933	(6)	297,441

Net Income	$ 318,730	$ 176,102		$ 494,832

Basic Income Per Common Share	$ 0.04			$ 0.07
Diluted Income Per Common Share	0.04			0.06

Basic Weighted-Average Common Shares Outstanding	7,163,734			7,163,734
Effect of dilutive securities:
Warrants	429,739			429,739
Stock options	243,441			243,441
Diluted Weighted-Average Common Shares Outstanding	7,836,914			7,836,914

See the accompanying notes to unaudited pro forma condensed financial information.

ARENA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

	Arena	East Hobbs
	Historical	Property		Pro Forma

Oil and Gas Revenues	$ 3,665,477	$ 2,289,659	(2)	$ 5,955,136

Costs and Operating Expenses
Oil and gas production costs	1,149,136	588,692	(2)	1,737,828
Oil and gas production taxes	269,563	195,473	(2)	465,036
Depreciation, depletion and amortization	338,157	236,601	(3)	574,758
General and administrative expense	557,576	-		557,576

Total Costs and Operating Expenses	2,314,432	1,020,766		3,335,198

Other Income (Expense)
Gain from change in fair value of put options	47,699	-		47,699
Accretion expense	(32,212)	(2,852)	(4)	(35,064)
Interest expense	(38,798)	(354,813)	(5)	(393,611)

Net Other Expense	(23,311)	(357,665)		(380,976)

Income from Operations Before Provision for Income Taxes
and Cumulative Effect of Change in Accounting Principle	1,327,734	911,228		2,238,962

Provision for Deferred Income Taxes	(491,599)	(303,791)	(6)	(795,390)

Income from Operations Before Cumulative Effect of Change
in Accounting Principle	$ 836,135	$ 607,437		$ 1,443,572

Income from Operations Before Cumulative Effect of Change
in Accounting Principle per Share
Basic	$ 0.12			$ 0.21
Diluted	$ 0.12			$ 0.20

Basic Weighted-Average Common Shares Outstanding	6,759,858			6,759,858
Effect of dilutive securities:
Warrants	231,476			231,476
Stock options	250,342			250,342
Diluted Weighted-Average Common Shares Outstanding	7,241,676			7,241,676

See the accompanying notes to unaudited pro forma condensed financial information.

ARENA RESOURCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

(1)

To record the acquisition of the East Hobbs, consisting of recognition of the accounts receivable, accounts payable, asset retirement obligation, properties subject to amortization and the notes payable as discussed in item 5 below.

(2)

To record the operating revenues and oil and natural gas production expenses from East Hobbs.

(3)

To record amortization of oil and gas properties based on the oil and gas production occurring during the period.

(4)

To record accretion of the asset retirement obligation.

(5)

To record interest on Arena’s revolving credit facility and bridge financing arrangement, both used to acquire East Hobbs. On April 14, 2004, the Company established a $15,000,000 revolving credit facility from MidFirst Bank with an $8,500,000 initial borrowing base. On May 7, 2004, the Company borrowed $8,008,440 under the terms of the revolving credit facility to fund the acquisition of East Hobbs. The interest rate on the revolving credit facility is a floating rate equal to the 30, 60 or 90 day LIBOR rate plus 2.25%, currently 3.42% per annum, and is payable monthly.  Amounts borrowed under the revolving credit facility are due April 2007.  The revolving credit facility is secured by the Company’s principal mineral interests.

On April 14, 2004, Arena entered into to a bridge financing arrangement for $2,000,000 from MidFirst Bank.  On May 7, 2004, the Company borrowed $2,000,000 under the terms of the bridge financing arrangement to fund the acquisition of East Hobbs.  The interest rate on the bridge financing arrangement is a floating rate equal to the 30, 60 or 90 day LIBOR rate plus 2.25%, currently 3.42% per annum, and is payable monthly.  The bridge financing has been guaranteed by two of the Company’s officers.  Amounts borrowed under the bridge financing arrangement are due July 31, 2004.

(6)

To record income taxes on the pro forma income from East Hobbs.

HANSEN, BARNETT & MAXWELL

A Professional Corporation

Registered with the Public Company

CERTIFIED PUBLIC ACCOUNTANTS

Accounting Oversight Board

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

www.hbmcpas.com

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

Arena Resources, Inc.

We have audited the accompanying statements of oil and gas revenues and direct operating costs of the East Hobbs San Andres Property interests acquired for the years ended December 31, 2003 and 2002 (the “financial statements”). The financial statements present only the revenues and direct operating costs of the East Hobbs San Andres Property interests acquired by Arena Resources, Inc. on May 7, 2004. The financial statements are the responsibility of Crown Quest Operating LLC’s management, the operator of the East Hobbs San Andres Property through April 30, 2004.  Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the oil and gas revenues and direct operating costs of the East Hobbs San Andres Property interests acquired, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, the financial statements are not a complete presentation of the operations of the East Hobbs San Andres Property interests acquired.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

April 23, 2004

ARENA RESOURCES, INC.

EAST HOBBS SAN ANDRES PROPERTY INTERESTS ACQUIRED

STATEMENTS OF OIL AND GAS REVENUES AND DIRECT OPERATING COSTS

	For the Three
	Months Ended	For the Years Ended
	March 31,	December 31,
	2004	2003	2002
	(Unaudited)
Oil and Gas Revenues	$ 613,006	$ 2,289,659	$ 2,250,821

Direct Operating Costs
Oil and gas production costs	129,533	588,692	573,055
Oil and gas production taxes	57,035	195,473	192,213

Total Direct Operating Costs	186,568	784,165	765,268

Direct Operating Profit	$ 426,438	$ 1,505,494	$ 1,485,553

NOTE TO STATEMENTS OF OIL AND GAS REVENUES AND

DIRECT OPERATING COSTS

Basis of Presentation – The accompanying financial statements present only the oil and gas revenues and direct operating costs of the East Hobbs San Andres Property interests acquired by Arena Resources, Inc. on May 7, 2004

Oil and gas revenues are recognized when sold and delivered to third parties.  Direct operating costs are recognized when incurred and include lease operating costs and production taxes directly related to the property interests acquired. Direct operating costs exclude costs associated with acquisition, exploration, and development of oil and gas properties, geological and geophysical expenditures and costs of drilling and equipping productive and non-productive wells. Depreciation and amortization of the oil and gas property interests, general and administrative expense, interest and accretion expense, income taxes and other indirect expenses have been excluded from direct operating profit because their historical amounts would not be comparable to those resulting from future operations; accordingly, the accompanying financial statements are not a complete presentation of the operations of the East Hobbs San Andres Property interests acquired.

ARENA RESOURCES, INC.

EAST HOBBS SAN ANDRES PROPERTY INTERESTS ACQUIRED

SUPPLEMENTAL INFORMATION ON OIL AND GAS RESERVES

 (UNAUDITED)

The following estimates of proved reserve quantities and related standardized measure of discounted net cash flow relate only to the East Hobbs San Andres Property interests acquired. They are estimates only, and do not purport to reflect realizable values or fair market values.  Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties.  Accordingly, these estimates are expected to change as future information becomes available.  All of the reserves are located in the United States of America.

Reserve Quantities Information – Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Proved developed reserves are those expected to be recovered through existing wells, equipment and methods.

For the Years Ended December 31,	2003		2002
	Oil [1]	Gas [1]	Oil [1]	Gas [1]
Proved Developed and Undeveloped Reserves
Beginning of year	2,809,907	1,739,601	2,893,091	1,847,814
Production	(68,415)	(89,497)	(83,184)	(108,213)

End of Year	2,741,492	1,650,104	2,809,907	1,739,601

Proved Developed Reserves at End of Year	520,141	460,303	588,556	549,800

   1 Oil reserves are stated in barrels; gas reserves are stated in thousand cubic feet.

Standardized Measure of Discounted Future Net Cash Flows – The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions.  The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows.

December 31,	2003	2002
Future cash inflows	$ 103,475,255	$ 88,550,403
Future production costs	(22,725,550)	(23,147,938)
Future development costs	(4,352,064)	(4,352,064)
Future income taxes	(25,975,198)	(25,109,200)
Future net cash flows	50,422,443	40,293,265
10% annual discount for estimated timing of cash flows	(24,962,683)	(20,729,656)

Standardized Measure of Discounted Future Net Cash Flows	$ 25,459,760	$ 19,563,609

Changes in the Standardized Measure of Discounted Future Net Cash Flows

For the Years Ended December 31,	2003	2002
Beginning of the year	$ 19,563,608	$ 15,136,842
Sales of oil and gas produced, net of production costs	(1,505,494)	(1,485,553)
Accretion of discount	1,929,789	1,477,045
Net changes in prices and production costs	8,509,268	6,715,730
Net change in income taxes	(3,037,411)	(2,280,456)

End of the Year	$ 25,459,760	$ 19,563,608

Exhibits

10.1

East Hobbs Purchase and Sales Agreement Dated April 22, 2004(1)

10.2

Loan Agreement between Arena Resources, Inc and MidFirst Bank dated April 14, 2004(1)

10.3

Loan Agreement between Arena Resources, Inc and Midfirst Bank dated May 7, 2004(1)

(1) Incorporated by reference to our Report on Form 8-K filed May 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGISTRANT:  ARENA RESOURCES, INC.

Dated: July 26, 2004

By:  /s/ William R. Broaddrick

William R. Broaddrick

Vice President, Chief Financial Officer